                           TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
              CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

                                                                  NINE MONTHS
                                                                     ENDED
                                  YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                               --------------------------------  ----------------
                                1994   1993 1992   1991   1990    1995     1994
                               ------  ---- -----  -----  -----  ------   -------
Earnings (losses) from
 continuing operations before
 income taxes................  $  223   161    45   (108)  (308)    (75)      142
Add:
Interest on debt.............     784   738   815    928    990     720       577
Interest portion of rentals..      25    23    22     23     23      26        18
Amortization of debt
 expense.....................      12    12     9      6      6      10         8
Distributions from and
 (earnings) losses of less
 than 50%-owned affiliates
 with debt not guaranteed by
 TCIC........................     (32)   26   (10)   (27)    34      26        14
Minority interests in
 earnings (losses) of
 consolidated subsidiaries...      12    13   277     24    (63)    --          3
Elimination of preferred
 stock dividend requirement
 of consolidated subsidiaries
 to 50%-owned affiliates.....     --    --   (250)   (42)   (36)    --        --
Preferred stock dividend
 requirement of 50%-owned
 affiliates, other than
 amounts to TCIC.............     --    --    175     23     15     --        --
                               ------  ---- -----  -----  -----  ------   -------
Earnings available for fixed
 charges.....................  $1,024   973 1,083    827    661     707       762
                               ======  ==== =====  =====  =====  ======   =======
Fixed charges:
Interest on debt:
TCIC and consolidated
 subsidiaries................     777   731   718    826    868     713       566
Elimination of interest of
 consolidated subsidiaries to
 50%-owned affiliates........     --    --    (36)   (47)   (51)    --        --
Less than 50%-owned
 affiliates with debt
 guaranteed by TCIC..........       7   --    --     --     --        7         4
TCIC's proportionate share of
 interest of 50%-owned
 affiliates..................     --      7   133    149    173     --          7
                               ------  ---- -----  -----  -----  ------   -------
                                  784   738   815    928    990     720       577
Interest portion of rentals..      25    23    22     23     23      26        18
Amortization of debt
 expense.....................      12    12     9      6      6      10         8
Preferred stock dividend
 requirements of consolidated
 subsidiaries................      10    14   281     61     56       7         7
Elimination of preferred
 stock dividend requirement
 of consolidated subsidiaries
 to 50%-owned affiliates.....     --    --   (250)   (42)   (36)    --        --
Preferred stock dividend
 requirement of 50%-owned
 affiliates, other than
 amounts to TCIC.............     --    --    175     23     15     --        --
Capitalized interest.........      15     9     6      5      6       7        12
                               ------  ---- -----  -----  -----  ------   -------
Total Fixed Charges..........  $  846   796 1,058  1,004  1,060     770       622
                               ======  ==== =====  =====  =====  ======   =======
Ratio of earnings to fixed
 charges.....................    1.21  1.22  1.02    --     --               1.23
                               ------  ---- -----  -----  -----  ------   -------
Deficiency...................  $  --    --    --    (177)  (399)    (63)      --
                               ------  ---- -----  -----  -----  ------   -------

(a) Preferred Stock dividend requirements have been increased to an amount representing the pretax earnings which would be required to cover such dividend requirements. The effective income tax rate utilized for purposes of increasing preferred stock dividend requirements in 1993 has been adjusted to exclude the effect of the federal income tax rate change in the third quarter of 1993.
                                                                    (continued)

                            TCI COMMUNICATIONS, INC.
                         AND CONSOLIDATED SUBSIDIARIES
               CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                    (AMOUNTS IN MILLIONS, EXCEPT FOR RATIOS)
                                  (UNAUDITED)

Fixed Charges related to interest on debt of less than 50%-owned affiliates guaranteed by TCIC:

Year ended December 31,
 1990....................................................................    710
 1991....................................................................    506
 1992....................................................................  2,517
 1993.................................................................... 13,833
 1994....................................................................  5,346
Nine Months Ended September 30,
 1994....................................................................  7,403
 1995....................................................................  3,053